Exhibit 3

Form of ETRACS 2x Leveraged IFED Invest with the Fed TR Index ETN due September 15, 2061

(Face of Security)

THIS SECURITY IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITARY OR A NOMINEE THEREOF. THIS SECURITY MAY NOT BE EXCHANGED IN WHOLE OR IN PART FOR A SECURITY REGISTERED, AND NO TRANSFER OF THIS SECURITY IN WHOLE OR IN PART MAY BE REGISTERED, IN THE NAME OF ANY PERSON OTHER THAN SUCH DEPOSITARY OR A NOMINEE THEREOF, EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO UBS AG, OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

BY PURCHASING THIS SECURITY, THE BENEFICIAL OWNER OF THE SECURITY AGREES TO CHARACTERIZE THIS SECURITY FOR ALL U.S. FEDERAL INCOME TAX PURPOSES AS PROVIDED IN SECTION 10 ON THE FACE OF THIS SECURITY.

THE PERSON MAKING THE DECISION TO ACQUIRE THIS SECURITY SHALL BE DEEMED, ON BEHALF OF ITSELF AND THE BENEFICIAL OWNER OF THE SECURITY, BY ACQUIRING AND HOLDING THIS SECURITY OR EXERCISING ANY RIGHTS RELATED THERETO, TO REPRESENT THAT:

(i)    THE FUNDS THAT THE BENEFICIAL OWNER OF THE SECURITY IS USING TO ACQUIRE THIS SECURITY ARE NOT THE ASSETS OF AN EMPLOYEE BENEFIT PLAN SUBJECT TO TITLE I OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED (“ERISA”), A PLAN DESCRIBED IN AND SUBJECT TO SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE “CODE”), A GOVERNMENTAL PLAN SUBJECT TO ANY FEDERAL, STATE OR LOCAL LAW THAT IS SIMILAR TO THE PROVISIONS OF SECTION 406 OF ERISA OR SECTION 4975 OF THE CODE, OR AN ENTITY WHOSE UNDERLYING ASSETS INCLUDE “PLAN ASSETS” BY REASON OF DEPARTMENT OF LABOR REGULATION SECTION 2510.3-101, AS MODIFIED BY SECTION 3(42) OF ERISA, OR OTHERWISE; OR

(ii)     NONE OF THE PURCHASE, HOLDING OR DISPOSITION OF THIS SECURITY OR THE EXERCISE OF ANY RIGHTS RELATED TO THE SECURITY WILL RESULT IN A NON-EXEMPT PROHIBITED TRANSACTION UNDER ERISA OR THE CODE (OR WITH RESPECT TO A GOVERNMENTAL PLAN, UNDER ANY SIMILAR APPLICABLE LAW OR REGULATION).

CUSIP No.: 90278V750

ISIN: US90278V7507

UBS AG

MEDIUM-TERM NOTES, SERIES B

$[●] ETRACS 2x Leveraged IFED Invest with the Fed TR Index ETN due September 15, 2061

The following terms apply to this Security. Capitalized terms that are not defined the first time they are used in this Security shall have the meanings indicated elsewhere in this Security.

Principal Amount: $[●] equal to [●] Securities at $25 per Security

Index: IFED Large-Cap US Equity Index Total Return

Initial Trade Date: September 14, 2021

Initial Settlement Date: September 17, 2021

Interest Rate: The principal of this Security shall not bear interest.

Denomination: $25 per Security

Payment at Maturity: For each Security, unless earlier redeemed or accelerated, Holders will receive on the Maturity Date a cash payment equal to the Closing Indicative Value on the last Index Business day in the Final Measurement Period (the “Cash Settlement Amount”). If the amount so calculated is equal to or less than zero, the payment on the Maturity Date will be zero.

Early Redemption: The Holder may, subject to the procedural requirements provided under Section 5 hereof, elect to require UBS AG, a corporation duly organized and existing under the laws of Switzerland (herein called the “Company,” which term includes any successor Person under the Indenture hereinafter referred to), to submit a request via email to have the Company redeem the Securities on any Index Business Day no later than 12:00 noon, New York City time, and a signed confirmation of redemption by no later than 5:00 p.m., New York City time, on the same Index Business Day, provided. The Securities will be redeemed and the Holders will receive payment for their Securities on the Redemption Date. If the Holder requires the Company to redeem the Holder’s Securities on any Redemption Date, the Holder upon early redemption, will receive per Security a cash payment on the relevant Redemption Date equal to (a) the Closing Indicative Value as of the Redemption Valuation Date, minus (b) the Redemption Fee Amount (the “Redemption Amount”). If the amount so calculated is equal to or less than zero, the payment upon early redemption will be zero. The Company reserves the right from time to time to waive the Redemption Fee Amount in its sole discretion. The Company shall not be required to redeem fewer than 50,000 Securities at one time, provided that the Company reserves the right from time to time to waive this minimum redemption amount in its sole discretion.

Call Settlement Amount: In the event the Company exercises its Call Right pursuant to Section 6 hereof, Holders will receive per Security a cash payment on the Call Settlement Date equal to the Closing Indicative Value on the last Index Business Day in the Call Measurement Period (the “Call Settlement Amount”). If the amount so calculated is equal to or less than zero, the payment upon the Company’s exercise of its Call Right will be zero.

Automatic Acceleration upon Zero Value Event: If, on any Index Business Day (other than an Excluded Day), the Current Indicative Value or the Closing Indicative Value is less than or equal to zero (a “Zero Value Event”), this Security will be automatically accelerated and mandatorily redeemed by the Company, and the Holder will not be entitled to receive

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any payment. The Company shall issue a press release shortly after the occurrence of any Zero Value Event; provided that the failure to do so shall not affect the automatic acceleration and redemption of this Security by the Company. For purposes of the definition of “Zero Value Event”, “Excluded Day” means: (i) any calendar day after the Second Permanent Deleveraging Valuation Date, (ii) any day on or after which a Zero Value Event has already occurred, and (iii) any calendar day after the last day of an applicable Measurement Period.

Security Calculation Agent: UBS Securities LLC or any successor agent appointed by the Company.

Defeasance: Neither full defeasance nor covenant defeasance applies to this Security.

Listing: NYSE Arca, Inc.

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OTHER TERMS:

All terms used in this Security that are not defined in this Security but are defined in the Indenture referred to on the reverse of this Security shall have the meanings assigned to them in the Indenture. Section headings on the face of this Security are for convenience only and shall not affect the construction of this Security.

“Accrued Fees” means, as of any date of determination, (1) the Accrued Tracking Fee as of such date plus (2) the Accrued Financing Fee as of such date.

“Accrued Financing Fee” means:

(1)    on the Initial Trade Date, an amount per Security equal to zero;

(2) on any subsequent calendar day, an amount per Security equal to (a) the Accrued Financing Fee as of the immediately preceding calendar day plus (b) the Daily Financing Fee on such calendar day;

provided that (a) on the calendar day after each Reset Valuation Date, the Accrued Financing Fee shall be reset to equal the Daily Financing Fee on such calendar day; and (b) if a Permanent Deleveraging Event occurs, then on any calendar day following the Second Permanent Deleveraging Valuation Date, the Accrued Financing Fee shall be equal to zero.

“Accrued Tracking Fee” means:

(1)    on the Initial Trade Date, an amount per Security equal to zero; and

(2)    on any subsequent calendar day, an amount per Security equal to (a) the Accrued Tracking Fee as of the immediately preceding calendar day plus (b) the Daily Tracking Fee on such calendar day;

provided that on the calendar day after each Reset Valuation Date, the Accrued Tracking Fee shall reset to be equal to the Daily Tracking Fee on such calendar day.

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“Bloomberg” means Bloomberg L.P. (or any successor).

“Calculation Date” means September 7, 2061 unless such day is not an Index Business Day, in which case the Calculation Date will be the next Index Business Day, subject to adjustment as provided in Section 3 hereof.

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“Call Measurement Period” means:

(1)    if the Market Value of Securities outstanding at the close of trading on the Index Business Day immediately preceding the date of issuance of a notice of exercise of the Call Right pursuant to Section 6 hereof is less than $500,000,000, the Call Valuation Date, subject to adjustment as provided in Section 3 hereof; and

(2)    if the Market Value of Securities outstanding at the close of trading on the Index Business Day immediately preceding the date of issuance of a notice of exercise of the Call Right pursuant to Section 6 hereof is equal to or greater than $500,000,000, the four (4) Index Business Days from and including the Call Valuation Date, subject to adjustment as provided in Section 3 hereof.

For purposes of the above definition, the “Market Value” of the Securities outstanding as of the close of trading on the Index Business Day immediately preceding the date of issuance of a notice of exercise of the Call Right pursuant to Section 6 hereof shall equal (i) the Closing Indicative Value as of such Index Business Day times (ii) the number of Securities outstanding as reported by IFEDSO <Index> on Bloomberg.

“Call Right” means the right of the Company to redeem the Securities pursuant to Section 6 hereof.

“Call Settlement Date” means the third Index Business Day following the last Index Business Day in the Call Measurement Period.

“Call Valuation Date” means, the date disclosed as such by the Company in its notice of exercise of the Call Right pursuant to Section 6 hereof.

“Closing Indicative Value” means an amount per Security equal to:

(1)    $25.00 on the Initial Trade Date; and

(2)    on any other calendar day, prior to the first day of an applicable Measurement Period, an amount per Security equal to (a) the product of (Current Principal Amount on the immediately preceding calendar day × Index Factor) minus (b) the Accrued Fees;

provided that from and including the first day of an applicable Measurement Period, an amount per Security, the Closing Indicative Value shall be equal to (a) the product of (Current Principal Amount on the calendar day immediately preceding the first day of the Measurement Period × Index Factor × Residual Factor) minus (b) Accrued Fees plus (c) the Measurement Period Cash Amount. However, if, on any day during a Measurement Period, the Current Indicative Value or the Closing Indicative Value is less than or equal to the Measurement Period Cash Amount from the immediately preceding calendar day, the Closing Indicative Value for that day and all subsequent days shall be fixed to be equal to the Measurement Period Cash Amount from the immediately preceding calendar day.

Notwithstanding the foregoing, the minimum value of the Closing Indicative Value on any calendar day will be zero.

“Current Indicative Value” shall be an amount per Security determined by the Security Calculation Agent on an intraday basis on any Index Business Day, equal to:

(1)    $25.00 on the Initial Trade Date; and

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(2)    on any other calendar day prior to the first day of an applicable Measurement Period, (a) the product of (Current Principal Amount on the immediately preceding calendar day × Index Factor, calculated using the Intraday Index Value) minus (b) the Accrued Fees.

Notwithstanding the foregoing, from and including the first day of an applicable Measurement Period, the Current Indicative Value shall be an amount per Security equal to: (a) the product of (Current Principal Amount on the calendar day immediately preceding the first day of the Measurement Period × Index Factor, calculated using the Intraday Index Value × Residual Factor on the immediately preceding calendar day) minus (b) the Accrued Fees plus (c) the Measurement Period Cash Amount, from the immediately preceding calendar day. However, if, on any day during a Measurement Period, the Current Indicative Value or the Closing Indicative Value is less than or equal to the Measurement Period Cash Amount, the Current Indicative Value for the remainder of that day and all subsequent days will be fixed to be equal to the Measurement Period Cash Amount from the immediately preceding calendar day.

Notwithstanding the foregoing, the minimum value of the Current Indicative Value on any calendar day will be zero.

“Current Principal Amount” (1) from and including the Initial Trade Date to and excluding the first Reset Valuation Date, shall be equal to $25.00 per Security; and (2) at the close of trading on each Reset Valuation Date after the Initial Trade Date, the Current Principal Amount shall be reset to equal (a) the product of (Current Principal Amount on immediately preceding calendar day × Index Factor) minus (b) the Accrued Fees.

“Daily Financing Fee” means: (1) on the Initial Trade Date, an amount per Security equal to zero; and (2) on any subsequent calendar day, an amount per Security equal to: (a) the product of (i) the Financing Rate on such calendar day × (ii) the Current Principal Amount on the immediately preceding calendar day × (iii) the Residual Factor on the immediately preceding calendar day divided by (b) 360. Notwithstanding the foregoing, if a Permanent Deleveraging Event occurs, then on any calendar day following the Second Permanent Deleveraging Valuation Date, the Daily Financing Fee shall be an amount equal to zero, and the minimum value of the Daily Financing Fee on any calendar day will be zero.

“Daily Tracking Fee” means: (1) on the Initial Trade Date, an amount per Security equal to zero; and (2) on any subsequent calendar day, an amount per Security equal to (a) the product of (i) 0.95% × (ii) the Current Principal Amount on the immediately preceding calendar day × (iii) the Index Factor on such calendar day × (iv) the Residual Factor on the immediately preceding calendar day divided by (b) 365. Notwithstanding the foregoing, the minimum value of the Daily Tracking Fee on any calendar day shall be zero.

“Default Amount” means, on any day, an amount, in U.S. dollars as determined by the Security Calculation Agent in its sole discretion, for the aggregate Stated Principal Amount of the Securities, equal to the cost of having a Qualified Financial Institution (selected as provided below) expressly assume the payment and other obligations with respect to the Security as of that day and as if no default or acceleration had occurred, or to undertake other obligations providing substantially equivalent economic value to the Holder with respect to the Security. That cost will equal (i) the lowest amount that a Qualified Financial Institution would charge to effect this assumption or undertaking, plus (ii) the reasonable expenses, including reasonable attorneys’ fees, incurred by the holders of the Securities in preparing any documentation necessary for this assumption or undertaking. During the Default Quotation Period for the Security the holders of the Securities and/or the Company may request a Qualified Financial Institution to provide a quotation of the amount it would charge to effect this assumption or undertaking. If either party obtains a quotation, it must notify the other party in writing of the quotation. The amount referred to in clause (i) above will equal the lowest (or, if there is only one, the only) quotation obtained, and as to which notice is so given, during the Default Quotation Period. With respect to any quotation, however, the party not obtaining

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the quotation may object, on reasonable and significant grounds, to the assumption or undertaking by the qualified financial institution providing the quotation and notify the other party in writing of those grounds within two Business Days after the last day of the Default Quotation Period, in which case that quotation will be disregarded in determining the Default Amount.

“Default Quotation Period” means the period beginning on the day the Default Amount first becomes due and ending on the third Index Business Day after that day, unless no such quotation is obtained, or every such quotation obtained is objected to within five (5) Business Days after the due date as provided in the definition of Default Amount. If either of these two events occurs, the Default Quotation Period will continue until the third Index Business Day after the first Index Business Day on which prompt notice of a quotation is given as provided in the definition of Default Amount. If that quotation is objected to as provided in the definition of Default Amount within five (5) Business Days after that first Index Business Day, however, the Default Quotation Period will continue as provided in the immediately preceding sentence and this sentence. In any event, if the Default Quotation Period and the subsequent two Index Business Day objection period have not ended before the Calculation Date, then the Default Amount will equal the Stated Principal Amount of the Securities.

“EU Benchmarks Regulation” means the International Organization of Securities Commissions’ Principles for Financial Benchmarks and the European Union’s Regulation (EU) 2016/1011 on indices used as benchmarks in certain financial instruments and financial contracts or to measure the performance of investment funds.

“Final Measurement Period” means:

(1)    if the Market Value of Securities outstanding at the close of trading on the Index Business Day immediately preceding the Calculation Date is less than $500,000,000, the Calculation Date, subject to adjustment as provided in Section 3 hereof, and

(2)    if the Market Value of Securities outstanding at the close of trading on the Index Business Day immediately preceding the Calculation Date is equal to or greater than $500,000,000, the four (4) Index Business Days from, and including, the Calculation Date, subject to adjustment as provided in Section 3 hereof.

For purposes of the above definition, the “Market Value” of the Securities outstanding as of the close of trading on the Index Business Day immediately preceding the Calculation Date will equal (i) the Closing Indicative Value as of such Index Business Day, times (ii) the number of Securities outstanding as reported by IFED <Index> on Bloomberg.

“Financing Rate” means an amount that equals the sum of (a) 1.55% and (b) SOFR on the immediately preceding U.S. Government Securities Business Day. The minimum value of SOFR (or any successor base rate, as described below) used on any calendar day will be zero. The minimum Financing Rate at any time will be 1.55%.

Notwithstanding the foregoing:

(1) If the Security Calculation Agent determines on the relevant determination date that SOFR (or any successor base rate) has been discontinued, then the Security Calculation Agent will use a substitute or successor base rate that it has determined in its sole discretion is most comparable to the SOFR base rate (or such successor base rate), provided that if the Security Calculation Agent determines there is an industry-accepted successor base rate, then the Security Calculation Agent shall use such successor base rate; and;

(2) If the Security Calculation Agent has determined a substitute or successor base rate in accordance with the foregoing, the Security Calculation Agent in its sole discretion may determine the business day convention, definition of business day and any other relevant methodology for calculating such substitute or successor base rate, including any adjustment factor needed to make such substitute or successor base rate comparable to the SOFR base rate (or such successor base rate), in a manner that is consistent with industry-accepted practices for such substitute or successor base rate.

The establishment of SOFR (or such successor base rate, as applicable) for each period by the Security Calculation Agent shall (in the absence of manifest error) be final and binding.

“First Permanent Deleveraging Valuation Date” means:

(1)    any Index Business Day that otherwise would have been a Loss Rebalancing Valuation Date, but on which a Permanent Deleveraging Event has occurred, subject to adjustment as provided Section 3 hereof; and

(2)    if a Permanent Deleveraging Event occurs after 3:15 p.m., New York City time, on any Index Business Day which would not otherwise have been a Loss Rebalancing Valuation Date, then the first Index Business Day following the occurrence of such Permanent Deleveraging Event, subject to adjustments as provided Section 3 hereof.

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“Index Business Day” means any day on which the Primary Exchange or market for trading of the Securities is scheduled to be open for trading.

“Index Calculation Agent” means the entity that calculates and publishes the level of the Index, which is currently Indxx LLC.

“Index Closing Level” means, on any date of determination, the closing level of the Index as reported on Bloomberg and Reuters on such day; provided that if the closing level of the Index as reported on Bloomberg (or any successor) differs from the closing level of the Index as reported on Reuters (or any successor), then the Index Closing Level will be the closing level of the Index as calculated by the Index Calculation Agent. On any calendar day that is not an Index Business Day, the Index Closing Level will be equal to the Index Closing Level from the Index Business Day immediately preceding such calendar day. If the closing level of the Index, as reported on Bloomberg and Reuters for any Index Business Day, is manifestly incorrect, the “Index Closing Level” for such Index Business Day shall be the closing level of the Index as determined by the Security Calculation Agent. In making such determination, the Security Calculation Agent may consider any relevant information, including, without limitation, relevant market data in the relevant market supplied by one or more third parties or from internal sources or affiliates.

“Index Constituent Securities” means the common equity securities included in the Index.

“Index Factor” means an amount equal to (a) 1 plus (b) the product of (Leverage Factor × Index Performance Ratio).

“Index Performance Ratio” means an amount equal to: (a) (i) the Index Closing Level minus (ii) the Last Reset Index Closing Level divided by (b) the Last Reset Index Closing Level. On any calendar day that is not an Index Business Day, the Index Closing level will be equal to the Index Closing Level on the Index Business Day immediately preceding such calendar day.

“Index Replacement Event” means:

(a)    an amendment to or change (including any officially announced proposed change) in the laws, regulations or rules of the United States (or any political subdivision thereof), or any jurisdiction in which a Primary Exchange (as defined herein) is located that (i) makes it illegal for the Company or its affiliates to hold, acquire or dispose of the Index Constituent Securities included in the Index or options, futures, swaps or other derivatives on the Index or on the Index Constituent Securities included in the Index (including but not limited to exchange-imposed position limits), (ii) materially increases the cost to the Company, its affiliates, third parties with whom the Company transacts or similarly situated third parties in performing the Company’s or their obligations in connection with the Securities, (iii) has a material adverse effect on any of these parties’ ability to perform their obligations in connection with the Securities or (iv) materially affects the Company’s ability to issue or transact in exchange traded notes similar to the Securities, each as determined by the Security Calculation Agent;

(b)    any official administrative decision, judicial decision, administrative action, regulatory interpretation or other official pronouncement interpreting or applying those laws, regulations or rules that is announced on or after September 14, 2021 that (i) makes it illegal for the Company or its affiliates to hold, acquire or dispose of the Index Constituent Securities included in the Index or options, futures, swaps or other derivatives on the Index or on the Index Constituent Securities (including but not limited to exchange-imposed position limits), (ii) materially increases the cost to the Company, its affiliates, third parties with whom the Company transacts or similarly

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situated third parties in performing the Company’s or their obligations in connection with the Securities, (iii) has a material adverse effect on the ability of the Company, its affiliates, third parties with whom the Company transacts or a similarly situated third party to perform the Company’s or their obligations in connection with the Securities or (iv) materially affects the Company’s ability to issue or transact in exchange traded notes similar to the Securities, each as determined by the Security Calculation Agent;

(c)    any event that occurs on or after September 14, 2021 that makes it a violation of any law, regulation or rule of the United States (or any political subdivision thereof), or any jurisdiction in which a Primary Exchange is located, or of any official administrative decision, judicial decision, administrative action, regulatory interpretation or other official pronouncement interpreting or applying those laws, regulations or rules, (i) for the Company or its affiliates to hold, acquire or dispose of the Index Constituent Securities or options, futures, swaps or other derivatives on the Index or on the Index Constituent Securities (including but not limited to exchange-imposed position limits), (ii) for the Company, its affiliates, third parties with whom the Company transacts or similarly situated third parties to perform the Company’s or their obligations in connection with the Securities or (iii) for the Company to issue or transact in exchange traded notes similar to the Securities, each as determined by the Security Calculation Agent;

(d)    any event, as determined by the Security Calculation Agent, as a result of which the Company or any of its affiliates or a similarly situated party would, after using commercially reasonable efforts, be unable to, or would incur a materially increased amount of tax, duty, expense or fee (other than brokerage commissions) to, acquire, establish, re-establish, substitute, maintain, unwind or dispose of any transaction or asset it deems necessary to hedge the risk of the Securities, or realize, recover or remit the proceeds of any such transaction or asset; or

(e)    as determined by the Security Calculation Agent, the primary exchange or market for trading for the Securities, if any, announces that pursuant to the rules of such exchange or market, as applicable, the Securities cease (or will cease) to be listed, traded or publicly quoted on such exchange or market, as applicable, for any reason and are not immediately re-listed, re-traded or re-quoted on an exchange or quotation system located in the same country as such exchange or market, as applicable.

“Index Sponsor” means Economic Index Associates, LLC.

“Intraday Index Value” means the value, as calculated by the Index Calculation Agent, of the Index, as published by Bloomberg under the symbol “IFEDLT Index”.

“Last Reset Index Closing Level” means the Index Closing Level on the most recent Reset Valuation Date prior to such day. The initial Last Reset Index Closing Level is 23572.14.

“Leverage Factor” means: (a) 2.0 until the close of trading on the Second Permanent Deleveraging Valuation Date and (b) thereafter, 1.0.

“Loss Rebalancing Event” occurs if, at any time, the Intraday Index Value on such Index Business Day (other than an Excluded Day) decreases by 20% or more from the previous Last Reset Index Closing Level. For purposes of this definition, “Excluded Day” means: (i) the Index Business Day immediately preceding any Quarterly Reset Valuation Date, if a Loss Rebalancing Event occurs after 3:15 p.m., New York City time, on such day, (ii) any Quarterly Reset Valuation Date, (iii) any Loss Rebalancing Valuation Date, (iv) the Index Business Day immediately preceding the first day of an applicable Measurement Period, if a Loss Rebalancing Event occurs after 3:15 p.m., New York City time, on such day, (v) any calendar day from and including the first day of an applicable Measurement Period, (vi) the First Permanent Deleveraging Valuation Date or Second Permanent Deleveraging Valuation Date, (vii) any calendar day after the Second Permanent Deleveraging Valuation Date, and (viii) any calendar day on or after which a Zero Value Event has occurred.

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“Loss Rebalancing Valuation Date” means:

(1)    if a Loss Rebalancing Event occurs at or prior to 3:15 p.m., New York City time, on an Index Business Day, the day that such Loss Rebalancing Event occurs, subject to adjustment as provided in Section 3 hereof; and

(2)    if a Loss Rebalancing Event occurs after 3:15 p.m., New York City time, on an Index Business Day, the first Index Business Day following the occurrence of such Loss Rebalancing Event, subject to adjustment as provided in Section 3 hereof.

“Market Disruption Event” means, with respect to the Index, any of the following, in each case as determined by the Security Calculation Agent in its sole discretion:

(a)    suspension, absence or material limitation of trading in a material number of Index Constituent Securities, whether by reason of movements in price exceeding limits permitted by the Primary Exchange or otherwise;

(b)    suspension, absence or material limitation of trading in option or futures contracts relating to the Index or to a material number of Index Constituent Securities in the primary market or markets for those contracts;

(c)    the Index is not published; or

(d)    in any other event, if the Security Calculation Agent determines in its sole discretion that the event materially interferes with the Company’s ability or the ability of any of the Company’s affiliates to unwind all or a material portion of a hedge with respect to the Securities that the Company or its affiliates have effected or may effect.

The following events will not be Market Disruption Events with respect to the Index:

(a)    a limitation on the hours or numbers of days of trading, but only if the limitation results from an announced change in the regular business hours of the relevant market; and

(b)    a decision to permanently discontinue trading in the option or futures contracts relating to the Index or any Index Constituent Securities.

For this purpose, an “absence of trading” in the primary securities market on which option or futures contracts related to the Index or any Index Constituent Securities are traded will not include any time when that market is itself closed for trading under ordinary circumstances.

“Maturity Date” means September 15, 2061, which will be the third Index Business Day following the last Index Business Day in the Final Measurement Period, subject to adjustment as provided in Section 3 hereof.

“Measurement Period” means the Final Measurement Period or, if the Company exercises its Call Right, the Call Measurement Period.

“Measurement Period Cash Amount” means:

(1)    on any calendar day, to but excluding the first day of an applicable Measurement Period, an amount per Security equal to zero;

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(2)    on the first day of an applicable one-day Measurement Period, at the close of trading on such Index Business Day, an amount per Security equal to the product of the Current Principal Amount on the immediately preceding calendar day × Index Factor on such Index Business Day.

(3)    from and including the first day of an applicable four-day Measurement Period:

(a)     at the close of trading on each Index Business Day during the applicable Measurement Period, an amount per Security equal to (i) the Measurement Period Cash Amount on the immediately preceding calendar day plus (ii) the product of the Current Principal Amount on the calendar day immediately preceding the first day of such Measurement period × 0.25 × the Index Factor on such Index Business Day; and

(b)    on any calendar day during an applicable Measurement Period that is not an Index Business Day, an amount per Security equal to the Measurement Period Cash Amount on the last Index Business Day of such Measurement Period.

(4)    on any calendar day after the last Index Business Day of an applicable Measurement Period, the Measurement Period Cash Amount on the last Index Business Day of such Measurement Period.

Notwithstanding the foregoing, if, on any day during a Measurement Period, the Current Indicative Value or the Closing Indicative value is less than or equal to the Measurement Period Cash Amount from the immediately preceding calendar day, then the Measurement Period Cash Amount for that day and all subsequent days will be fixed to be equal to the Measurement Period Cash amount from the immediately preceding calendar day.

A “Permanent Deleveraging Event” shall occur if, at any time, the Intraday Index Value on an Index Business Day (other than an Excluded Day) decreases by 40% or more from the Last Reset Index Closing Level. For purposes of this definition, “Excluded Day” means (i) the First Permanent Deleveraging Valuation Date or Second Permanent Deleveraging Valuation Date, (ii) any calendar day after the Second Permanent Deleveraging Valuation Date, (iii) any day on or after which a Zero Value Event occurs, (iv) the day which is two Index Business Days prior to the first day of a Measurement Period, if a Permanent Deleveraging Event occurs after 3:15 p.m., New York City time, on such day, and (v) any calendar day from and including the Index Business Day immediately preceding the first day of an applicable Measurement Period.

“Permanent Deleveraging Valuation Dates” means the First Permanent Deleveraging Valuation Date and the Second Permanent Deleveraging Valuation Date.

“Primary Exchange” means, with respect to each Index Constituent Security or each constituent underlying a successor index, the primary exchange or market of trading such Index Constituent Security or such constituent underlying a successor index.

“Qualified Financial Institution” means, at any time, a financial institution organized under the laws of any jurisdiction in the United States of America, Europe or Japan, which at that time has outstanding debt obligations with a stated maturity of one year or less from the date of issue and rated either: (i) A-1 or higher by Standard & Poor’s Financial Services LLC, a subsidiary of The McGraw-Hill Companies, Inc., or any successor, or any other comparable rating then used by that rating agency, or (ii) P-1 or higher by Moody’s Investors Service or any successor, or any other comparable rating then used by that rating agency.

“Quarterly Reset Valuation Date” means the second Wednesday of January, April, July and October of each calendar year during the term of the Securities (other than an Excluded

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Day), subject to adjustment provided in under Section 3 hereof. For purposes of this definition, “Excluded Day” means: (i) the Index Business Day immediately preceding the first day of an applicable Measurement Period and any calendar day thereafter and (ii) any calendar day after the Second Permanent Deleveraging Valuation Date.

“Redemption Date” means the second Business Day following the corresponding Redemption Valuation Date. The first Redemption Date will be the fourth Index Business Day immediately following the Initial Trade Date and the Final Redemption Date will be the fourth Index Business Day immediately preceding the Maturity Date, subject to adjustment as provided in Section 3 hereof. In addition, if the Company has issued a call notice, the last Redemption Valuation Date will be the fourth Index Business Day prior to the Call Settlement Date. If a Zero Value Event occurs, the last Redemption Date will be the date on which the Zero Value Event occurred.

“Redemption Fee Amount” means, as of any Redemption Valuation Date, an amount per Security equal to: 0.125% × Closing Indicative Value of the Security as of the Redemption Valuation Date.

“Redemption Valuation Date” means, subject to Section 5 hereof, the first Index Business Day following the date that the applicable redemption notice and redemption confirmation are delivered.

“Reference Time” means, with respect to any determination of the Benchmark means (1) if the Benchmark is SOFR, the immediately preceding U.S. Government Securities Business Day, and (2) if the Benchmark is not SOFR, the time determined by the Security Calculation Agent in accordance with the Benchmark Replacement Conforming Changes.

“Reset Valuation Date” means (a) any calendar day up to and including the Second Permanent Deleveraging Valuation Date, that is either (i) the Initial Trade Date, (ii) a Quarterly Reset Valuation Date, (iii) a Loss Rebalancing Valuation Date, (iv) the First Permanent Deleveraging Valuation Date, or (v) the Second Permanent Deleveraging Valuation Date; and (b) any calendar day following the Second Permanent Deleveraging Valuation Date. If a day that would otherwise be a Reset Valuation Date occurs on or after the first day of an applicable Measurement Period, such day will not be a valid Reset Valuation Date.

“Residual Factor” means:

(1)    1.0 on any calendar day, to but excluding the first day of an applicable Measurement Period;

(2)    from and including the first day of an applicable four-day Measurement Period, (a) the number of Index Business Days from, but excluding, the date of determination to, and including, the last Index Business Day in such four-day Measurement Period, divided by (b) four; and

(3)    on any calendar day from and including the last Index Business Day of an applicable Measurement Period, zero.

“Reuters” means Thomson Reuters (or any successor).

“Second Permanent Deleveraging Valuation Date” means the Index Business Day immediately following the First Permanent Deleveraging Valuation Date, subject to adjustment as provided in Section 3 hereof.

“SOFR” means, with respect to any U.S. Government Securities Business Day, the daily secured overnight financing rate for such U.S. Government Securities Business Day as provided by the SOFR Administrator on the SOFR Administrator’s Website. If

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for any U.S. Government Securities Business Day, the SOFR in respect of that day has not been published on the SOFR Administrator’s Website by the time the Security Calculation Agent determines the Financing Rate for the immediately succeeding day and the Security Calculation Agent has not determined that SOFR has been discontinued, then the SOFR for such day will be the secured overnight financing rate as published in respect of the first preceding U.S. Government Securities Business Day for which the secured overnight financing rate was published on the SOFR Administrator’s Website.

Notwithstanding anything to the contrary herein, if the Security Calculation Agent determines on or prior to the relevant Reference Time that a Benchmark Transition Event and its related Benchmark Replacement Date have occurred with respect to determining SOFR, then the benchmark replacement provisions set forth in Section 15 hereof will thereafter apply to all determinations of the Financing Rate.

“SOFR Administrator” means the Federal Reserve Bank of New York (or a successor administrator of SOFR).

“SOFR Administrator’s Website” means the website of the SOFR Administrator, currently at http://www.newyorkfed.org, or any successor source.

“Stated Principal Amount” means, $25.00 per Security.

“Unadjusted Benchmark Replacement” means the Benchmark Replacement excluding the Benchmark Replacement Adjustment.

“UK Benchmarks Regulation” means the EU Benchmark Regulation as it forms part of domestic law by virtue of the European Union (Withdrawal) Act 2019, as amended by the European Union (Withdrawal Agreement) Act 2020.

“U.S. Government Securities Business Day” means any day except for a Saturday, a Sunday or a day on which the Securities Industry and Financial Markets Association recommends that the fixed income departments of its members be closed for the entire day for purposes of trading in U.S. government securities.

1.    Promise to Pay at Maturity, Upon Early Redemption or Upon Automatic Acceleration

The Company, for value received, hereby promises to pay (or cause to be paid) to Cede & Co., as nominee for The Depository Trust Company, or registered assigns, the principal sum, calculated as provided under (i) “Early Redemption” and elsewhere on the face of this Security on the applicable Redemption Date, in the case of any Securities in respect of which a Holder exercises such its right to require the Company to redeem its Securities prior to the Maturity Date, (ii) “Call Settlement Amount” and elsewhere on the face of this Security on the Call Settlement Date, in the case of Securities subject to the Company’s exercise of its Call Right as provided in Section 6 hereof, and (iii) “Payment at Maturity” and elsewhere on the face of this Security on the Maturity Date, in the case of all other Securities. No principal sum shall be payable on this Security if a Zero Value Event shall occur.

2.    Payment of Interest

The principal of this Security shall not bear interest.

3.    Discontinuance or Modification of the Index; Market Disruption Event

If (i) the Index Sponsor or the Index Calculation Agent announces that it intends to discontinue, or discontinues, publication of, or otherwise fails to publish, the Index, (ii) a Benchmark Event occurs with respect to the Index or the Index Sponsor, if applicable, (iii) the Company’s license

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agreement with the Index Sponsor terminates or (iv) the Index Sponsor or the Index Calculation Agent does not make the Index Constituent Securities and/or their unit weighting available to the Security Calculation Agent, and, in each case, any other person or entity publishes an EU Benchmarks Regulation compliant index licensed to the Company that the Security Calculation Agent determines is comparable to the Index and for which the Index Constituent Securities and/or their unit weighting are available to the Security Calculation Agent (such index being referred to herein as a “Successor Index”), and the Security Calculation Agent approves such index as a Successor Index, then on and after the date determined by the Security Calculation Agent, the Security Calculation Agent will determine the Index Closing Level on the applicable dates of determination and the amount payable on the Maturity Date, Call Settlement Date, acceleration upon the occurrence of a Zero Value Event or upon early redemption and all other related payment terms by reference to such Successor Index.

Upon any selection by the Security Calculation Agent of a Successor Index, the Security Calculation Agent will cause written notice of the Successor Index and the date on and after which the Index Closing Level will be determined by reference thereto to be furnished to the Trustee, to the Company and to the Holders of the Securities.

If the Index Sponsor or the Index Calculation Agent discontinues publication of the Index, the Company’s license agreement with the Index Sponsor terminates or the Index Sponsor or the Index Calculation Agent do not make the Index Constituent Securities and/or their unit weighting available to the Security Calculation Agent, prior to, and such discontinuation, termination or unavailability is continuing on, the Calculation Date or any Index Business Day during a Measurement Period, on the Redemption Valuation Date or on any Reset Valuation Date, as applicable, or on any other relevant date on which the Index Closing Level is to be determined, and the Security Calculation Agent determines that no Successor Index is available at such time, or the Security Calculation Agent has previously selected a Successor Index and publication of such Successor Index is discontinued prior to, and such discontinuation is continuing on the Calculation Date or any Index Business Day during a Measurement Period, or on the Redemption Valuation Date or on any Reset Valuation Date, or any other relevant date on which the Index Closing Level is to be determined, then the Security Calculation Agent will determine the Index Closing Level using the Index Closing Level on the last Index Business Day immediately prior to such discontinuation, termination or unavailability, as adjusted for certain corporate actions. In such event, the Security Calculation Agent will cause notice thereof to be furnished to the Trustee, to the Company and to the Holders of the Securities.

For purposes of the above, a “Benchmark Event” may occur if the EU Benchmarks Regulation and/or UK Benchmarks Regulation, as applicable, applies to this issuance of Securities, and the applicable registration for the Index or Index Sponsor is not effective or has been suspended or withdrawn by the relevant authority with the effect that the use of the Index or the Index Sponsor is not permitted under the EU Benchmarks Regulation or UK Benchmarks Regulation, as applicable.

In addition, if an Index Replacement Event occurs at any time and the Index Sponsor or anyone else publishes an index that the Security Calculation Agent determines is comparable to the Index (the “Substitute Index”), then the Security Calculation Agent may elect, in its sole discretion, to permanently replace the original Index with the Substitute Index for all purposes under the Securities, and all provisions of this Security that refer to the Index will thereafter be deemed to refer to the Substitute Index instead. In such event, the Security Calculation Agent will make such adjustments, if any, to any level of the Index or Substitute Index that is used for purposes of the Securities as it determines are appropriate in the circumstances. If the Security Calculation Agent elects to replace the original Index with a Substitute Index, then the Security Calculation Agent will determine all amounts hereunder, including the Current Principal Amount, Current Indicative Value, Closing Indicative Value, Index Factor, Index Performance Ratio, Residual Factor, Accrued Fees, Index Closing Levels on the applicable dates of determination, all other related payment terms and the amount payable on the Maturity Date, Call Settlement Date, upon early redemption or upon

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acceleration upon the occurrence of a Zero Value Event by reference to such Substitute Index. If the Security Calculation Agent so elects to replace the original Index with a Substitute Index, the Security Calculation Agent will cause written notice thereof to be furnished to the trustee, to the Company and to the Holders of the Securities.

If at any time the method of calculating the Index, a Successor Index or a Substitute Index, or the value thereof, is changed in a material respect, or if the Index, a Successor Index or a Substitute Index is in any other way modified so that the Index Closing Level of the Index or such Successor Index does not, in the opinion of the Security Calculation Agent, fairly represent the Index Closing Level of the Index or such Successor Index or Substitute Index had such changes or modifications not been made, then the Security Calculation Agent will make such calculations and adjustments as, in the good faith judgment of the Security Calculation Agent, may be necessary in order to arrive at an Index Closing Level of an index comparable to the Index or such Successor Index or Substitute Index, as the case may be, as if such changes or modifications had not been made, and the Security Calculation Agent will calculate the Index Closing Level for the Index or such Successor Index or Substitute Index with reference to the Index or such Successor Index, or Substitute Index as adjusted. The Security Calculation Agent will accordingly calculate the Index Closing Level, the Index Performance Ratio, the Accrued Fees, the Redemption Fee Amount, if any, the Cash Settlement Amount, if any, that the Company will pay Holders on the Maturity Date, the Redemption Amount, if any, upon early redemption, if applicable, the Call Settlement Amount, if any, that the Company will pay Holders in the event the Company exercises its Call Right pursuant to Section 6 hereof, if applicable, the Last Reset Index Closing Level and all related payment terms based on the Index Closing Level calculated by the Security Calculation Agent, as adjusted. Accordingly, if the method of calculating the Index or a Successor Index or Substitute Index is modified so that the level of the Index or such Successor Index or Substitute Index is a fraction or multiple of what it would have been if there had been no such modification, which, in turn, causes the Index Closing Level of the Index or such Successor Index or Substitute Index to be a fraction or multiple of what it would have been if there had been no such modification, then the Security Calculation Agent will make such calculations and adjustments in order to arrive at an Index Closing Level for the Index or such Successor Index or Substitute Index as if it had not been modified (e.g., as if such split had not occurred). All determinations and adjustments to be made by the Security Calculation Agent may be made in the Security Calculation Agent’s sole discretion.

To the extent a Market Disruption Event with respect to the Index has occurred or is continuing during a four-day Measurement Period, the Index Closing Level for such day will be determined by the Security Calculation Agent or one of its affiliates on the first succeeding Index Business Day on which a Market Disruption Event does not occur or is not continuing with respect to the Index. The remaining Index Business Days in the Measurement Period will be postponed accordingly, and the remaining Index Business Days in the Measurement Period will resume again following the suspension of the Market Disruption Event.

To the extent a Market Disruption Event with respect to the Index has occurred or is continuing on the Redemption Valuation Date, Call Valuation Date, Calculation Date or any Reset Valuation Date, the Index Closing Level for such Redemption Valuation Date, Call Valuation Date, Calculation Date or Reset Valuation Date will be determined by the Security Calculation Agent or one of its affiliates on the first succeeding Index Business Day on which a Market Disruption Event does not occur or is not continuing with respect to the Index.

In no event, however, will any postponement pursuant to the two immediately preceding paragraphs result in the affected Index Business Day of the Measurement Period or any Redemption Valuation Date, Call Valuation Date, Calculation Date or Reset Valuation Date occurring more than five Index Business Days following the day originally scheduled to be such Index Business Day of the Measurement Period or such Redemption Valuation Date, Call Valuation Date, Calculation Date or Reset Valuation Date. If a Market Disruption Event has occurred or is continuing with respect

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to the Index on the fifth Index Business Day following the date originally scheduled to be such Index Business Day of the Measurement Period or any Redemption Valuation Date, Call Valuation Date, Calculation Date or any Reset Valuation Date, the Security Calculation Agent or one of its affiliates will determine the Index Closing Level based on its good faith estimate of the Index Closing Level that would have prevailed on such fifth Index Business Day but for such Market Disruption Event.

4.    Payment at Maturity, Upon Early Redemption or on the Call Settlement Date

The payment of this Security that becomes due and payable on the Maturity Date, a Redemption Date or the Call Settlement Date, as the case may be, shall be the cash amount that must be paid to redeem this Security as provided herein under “Payment at Maturity,” “Early Redemption” or “Call Right,” respectively. The payment of this Security that becomes due and payable upon acceleration of the Maturity Date hereof after an Event of Default has occurred pursuant to the Indenture shall be the sum of the Default Amount. When the principal referred to in either of the two preceding sentences has been paid as provided herein (or such payment has been made available), the principal of this Security shall be deemed to have been paid in full, whether or not this Security shall have been surrendered for payment or cancellation. References to the payment on the Maturity Date or upon early redemption or call of this Security on any day shall be deemed to mean the payment of cash that is payable on such day as provided in this Security. This Security shall cease to be Outstanding as provided in the definition of such term in the Indenture when the principal of this Security shall be deemed to have been paid in full as provided above or when a Zero Value Event shall have occurred.

5.    Procedure for Early Redemption

Subject to the minimum redemption amount provided under “Early Redemption,” the Holder may require the Company to redeem the Holder’s Securities during the term of the Securities on any Index Business Day on or after the First Redemption Date, provided that such Holder instructs its broker or other person through whom the Securities are held to take the following steps through the normal clearing system channels to: (i) deliver a notice of redemption (the “Redemption Notice”) to the Company via email no later than 12:00 noon (New York City Time) on the Index Business Day on which the Holder elects to exercise its redemption right; (ii) deliver the signed confirmation of redemption (the “Redemption Confirmation”) to the Company via email in the specified form by 5:00 p.m. (New York City time) on the same day; (iii) instruct the Holder’s DTC custodian to book a delivery vs. payment trade with respect to the Holder’s Securities on the applicable Redemption Valuation Date at a price equal to the Redemption Amount; and (iv) cause the Holder’s DTC custodian to deliver the trade as booked for settlement via DTC at or prior to 12:00 noon (New York City time) on the applicable Redemption Date.

The Company reserves the right from time to time to waive the Redemption Fee Amount in its sole discretion with respect to any request by a Holder pursuant to the immediately preceding paragraph. The Company shall not be required to redeem fewer than 50,000 Securities at one time, provided that the Company reserves the right from time to time to waive this minimum redemption amount in its sole discretion. The Company also reserves the right from time to time to accelerate in its sole discretion the Redemption Valuation Date with respect to any request by a Holder pursuant to the immediately preceding paragraph to the date on which the relevant redemption notice and redemption confirmation are delivered rather than the following Index Business Day.

6.    Call Right

The Company may redeem all, but not less than all, of the Securities. To exercise its Call Right, the Company must provide notice to holders of the Securities (which may be provided by press release) not less than eighteen (18) days prior to the Call Settlement Date specified by the Company in such notice. In the event of any such redemption, the Holder shall be entitled receive a cash payment equal to the Call Settlement Amount on the Call Settlement Date.

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7.    Loss Rebalancing Events

If, at any time, a Loss Rebalancing Event has occurred, the Current Principal Amount will be reset on the applicable Loss Rebalancing Valuation Date to equal (a) the product of the Current Principal Amount on immediately preceding calendar day × Index Factor minus (b) the Accrued Fees.

8.    Permanent Deleveraging Event

If, at any time, a Permanent Deleveraging Event has occurred, the then-current leverage of the Securities will be permanently reset to 1.0 over two (2) Index Business Days (the Permanent Deleveraging Valuation Dates). The leverage at the end of the First Permanent Deleveraging Valuation Date will be reset to approximately 2.0 and the leverage at the end of the Second Permanent Deleveraging Valuation Date will be reset to 1.0.

9.    Role of Security Calculation Agent

The Security Calculation Agent will be solely responsible for all determinations and calculations regarding the value of the Securities, including, among other things, at Maturity or upon early redemption or call, or at other times, the Current Principal Amount, Current Indicative Value, Closing Indicative Value, Market Disruption Events, Business Days, Index Business Days, the Leverage Factor, the Index Factor, the Index Performance Ratio, the Residual Factor, the Index Closing Level, the Financing Rate, the Accrued Fees (including determining any successor to the SOFR base rate), the Redemption Fee Amount, the Cash Settlement Amount, if any, that the Company will pay the Holder on the Maturity Date, the Redemption Amount, if any, that the Company will pay the Holder upon redemption, if applicable, the Call Settlement Amount, if any, that the Company will pay Holders pursuant to Section 6 hereof, whether a Loss Rebalancing Event has occurred, whether a Permanent Deleveraging Event has occurred and whether any day is an Index Business Day and all such other matters as may be specified elsewhere herein as matters to be determined by the Security Calculation Agent. If any Intraday Index Value as published by Bloomberg on any Index Business Day is manifestly incorrect, the Security Calculation Agent may base its determination of whether a Loss Rebalancing Event, Permanent Deleveraging Event or Zero Value Event shall have occurred on such Index Business Day on its own determination of such Intraday Index Value. In making such determination, the Security Calculation Agent may consider any relevant information, including, without limitation, relevant market data in the relevant market supplied by one or more third parties or from internal sources or affiliates. The Security Calculation Agent will also be responsible for determining whether the Index has been discontinued and whether there has been a material change in the Index. The Security Calculation Agent will make all such determinations and calculations in its sole discretion, and absent manifest error, all determinations of the Security Calculation Agent will be conclusive for all purposes and binding on the Company, Holders, and all other persons having an interest in the Security, without liability on the part of the Security Calculation Agent. The Holder will not be entitled to any compensation from the Company for any loss suffered as a result of any determinations or calculations made by the Security Calculation Agent.

The Company shall take such action as shall be necessary to ensure that there is, at all relevant times, a financial institution serving as the Security Calculation Agent hereunder.

The Company may, in its sole discretion at any time and from time to time, upon written notice to the Trustee, but without notice to the Holder of this Security, terminate the appointment of any Person serving as the Security Calculation Agent and appoint another Person (including any Affiliate of the Company) to serve as the Security Calculation Agent. Insofar as this

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Security provides for the Security Calculation Agent to determine the Current Principal Amount, Current Indicative Value, Closing Indicative Value, whether a Market Disruption Event shall have occurred, whether any calendar day is an Index Business Day, the Leverage Factor, the Index Factor, the Index Performance Ratio, the Residual Factor, the Index Closing Level, the Financing Rate, the Accrued Fees (including determining any successor to the SOFR base rate), the Redemption Fee Amount, the Cash Settlement Amount, if any, payable on the Maturity Date, the Redemption Amount, if any, payable upon any redemption pursuant to Section 5 hereof, if applicable, the Call Settlement Amount, if any, payable pursuant to Section 6 hereof, whether a Loss Rebalancing Event has occurred, whether a Permanent Deleveraging Event has occurred or such other matters as may be specified elsewhere herein as matters to be determined by the Security Calculation Agent on any date or other information from any institution or other source, the Security Calculation Agent may do so from any source or sources of the kind contemplated or otherwise permitted hereby notwithstanding that any one or more of such sources are the Security Calculation Agent, affiliates of the Security Calculation Agent or affiliates of the Company.

10.    Tax Characterization

By its purchase of this Security, each Holder of a beneficial interest in this Security, hereby agrees with the Company (in the absence of a statute, regulation, or administration or judicial ruling to the contrary) to treat this Security for all U.S. federal income tax purposes as a pre-paid forward contract with respect to the Index.

11.    Payment

Payment of any amount payable on this Security will be made in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts. Payment will be made to an account designated by the Holder (in writing to the Company and the Trustee on or before the Calculation Date, applicable Redemption Valuation Date or the Call Valuation Date) and acceptable to the Company or, if no such account is designated and acceptable as aforesaid, at the office or agency of the Company maintained for that purpose in The City of New York; provided, however, that payment on the Maturity Date, Call Settlement Date or any Redemption Date shall be made only upon surrender of this Security at such office or agency (unless the Company waives surrender). Notwithstanding the foregoing, if this Security is a Global Security, any payment may be made pursuant to the Applicable Procedures of the Depositary as permitted in said Indenture.

All dollar amounts related to determination of the Accrued Fees, the Redemption Amount and Redemption Fee Amount, if any, per Security, the Call Settlement Amount, if any, per Security, the Current Principal Amount and the Cash Settlement Amount, if any, per Security, will be rounded to the nearest ten-thousandth, with five one hundred-thousandths rounded upward (e.g., .76545 would be rounded up to .7655); and all dollar amounts paid on the Stated Principal Amount of the Securities per Holder will be rounded to the nearest cent, with one-half cent rounded upward.

12.    Split or Reverse Split of the Securities

The Company may, at any time in its sole discretion, initiate a split or reverse split of the Securities by issuing a press release announcing the split or reverse split and its effective date. The “Announcement Date” of the split or reverse split shall be the date such press release is issued, the “Record Date” for such split or reverse split shall be the tenth Business Day after the Announcement Date, and the split or reverse split shall become effective at the opening of trading on the Index Business Day immediately following the Record Date; provided that no split or reverse split shall become effective if the Company shall have provided notice of exercise of its Call Right pursuant to Section 6 hereof.

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Upon the effectiveness of any split or reverse split of this Security, the Company will adjust the Accrued Fees, Closing Indicative Value, Current Indicative Value, Current Principal Amount, Daily Financing Fee, Daily Tracking Fee and Measurement Period Cash Amount to reflect such split or reverse split; provided that the Company may address odd numbers of Securities held by any beneficial owner as it may determine in its sole discretion.

13.    Reverse of this Security

Reference is hereby made to the further provisions of this Security set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

14.    Certificate of Authentication

Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof by manual signature, this Security shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

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IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed.

Dated: September     , 2021

UBS AG

By:

By:

This is one of the Securities of the series designated herein and referred to in the Indenture.

Dated: September     , 2021

U.S. BANK TRUST NATIONAL ASSOCIATION, AS TRUSTEE

By:
Authorized Signatory

(Reverse of Security)

This Security is one of a duly authorized issue of securities of the Company (herein called the “Securities”) issued and to be issued in one or more series under the Indenture, dated as of June 12, 2015 (herein called the “Indenture,” which term shall have the meaning assigned to it in such instrument), between the Company and U.S. Bank Trust National Association, as Trustee (herein called the “Trustee,” which term includes any successor trustee under the Indenture), and reference is hereby made to the Indenture for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee, the Holders of the Securities and of the terms upon which the Securities are, and are to be, authenticated and delivered. Insofar as the provisions of the Indenture may conflict with the provisions set forth on the face of this Security, the latter shall control for purposes of this Security.

This Security is one of the series designated on the face hereof, limited to [●] Securities representing an aggregate offering price not to exceed $[●], which amount may be increased at the option of the Company if in the future it determines that it may wish to sell additional Securities of this series.

Payments under the Securities will be made without withholding or deduction for or on account of any present or future tax, duty, assessment or governmental charge (“Taxes”) imposed upon or as a result of such payments by Switzerland or any jurisdiction in which a branch of the Company through which the Securities are issued is located (or any political subdivision or taxing authority thereof or therein) (a “Relevant Jurisdiction”), unless required by law. To the extent any such Taxes are so levied or imposed, the Company will, subject to the exceptions and limitations set forth in Section 1007 of the Indenture, pay such additional amounts (“Additional Amounts”) to the Holder of any Security who is not a resident of the Relevant Jurisdiction as may be necessary in order that every net payment of the principal of such Security and any other amounts payable on such Security, after withholding for or on account of such Taxes imposed upon or as a result of such payment, will not be less than the amount provided for in such Security to be then due and payable.

In addition to its ability to redeem this Security pursuant to the foregoing, if at any time as a result of any change in or amendment to the laws or regulations of a Relevant Jurisdiction affecting taxation, or a change in any application or interpretation of such laws or regulations (including the decision of any court or tribunal) either generally or in relation to any particular Securities, which change, amendment, application or interpretation becomes effective on or after the Initial Trade Date in making any payment of, or in respect of, the principal amount of the Securities, the Company would be required to pay any Additional Amounts with respect thereto, then the Securities will be redeemable upon not less than ten nor more than sixty days’ notice by mail, at any time thereafter, in whole but not in part, at the election of the Company as provided in the Indenture at a redemption price determined by the Security Calculation Agent in a manner reasonably calculated to preserve the relative economic position of the Company and the Holders of Outstanding Securities.

The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Securities of each series to be affected under the Indenture at any time by the Company and the Trustee with the consent of the Holders of a majority in principal amount of the Securities at the time Outstanding of all series to be affected (considered together as one class for this purpose). The Indenture also contains provisions (i) permitting the Holders of a majority in principal amount of the Securities at the time Outstanding of all series to be affected under the Indenture (considered together as one class for this purpose), on behalf of the Holders of all Securities of such series, to waive compliance by the Company with certain provisions of the Indenture and (ii) permitting the Holders of a majority in principal amount of the Securities at the time Outstanding of any series to be affected under the Indenture (with each such series considered separately for this purpose), on behalf of the Holders of all Securities of such series, to waive certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Security shall be conclusive and binding upon such Holder and upon all future Holders of this Security and of any Security issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Security.

As provided in and subject to the provisions of the Indenture, the Holder of this Security shall not have the right to institute any proceeding with respect to the Indenture or for the appointment of a receiver or trustee or for any other remedy thereunder, unless such Holder shall have previously given the Trustee written notice of a continuing Event of Default with respect to the Securities of this series, the Holders of not less than 25% in principal amount of the Securities of this series at the time Outstanding shall have made written request to the Trustee to institute proceedings in respect of such Event of Default as Trustee and offered the Trustee indemnity reasonably satisfactory to it, and the Trustee shall not have received from the Holders of a majority in principal amount of Securities of this series at the time Outstanding a direction inconsistent with such request, and shall have failed to institute any such proceeding, for sixty days after receipt of such notice, request and offer of indemnity. The foregoing shall not apply to any suit instituted by the Holder of this Security for the enforcement of any payment of principal hereof on or after the respective due dates expressed herein.

No reference herein to the Indenture and no provision of this Security or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of this Security as herein provided.

As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Security is registrable in the Security Register, upon surrender of this Security for registration of transfer at the office or agency of the Company in any place where the principal of this Security is payable, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing. Thereupon one or more new Securities of this series and of like tenor, of authorized denominations and for the same aggregate Principal Amount, will be issued to the designated transferee or transferees.

This Security, and any other Securities of this series and of like tenor, are issuable only in registered form in denominations of any multiple of $25.00. As provided in the Indenture and subject to certain limitations therein set forth, Securities of this series are exchangeable for a like aggregate principal amount of Securities of this series and of like tenor of a different authorized denomination, as requested by the Holder surrendering the same.

No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

Prior to due presentment of this Security for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Security is registered as the owner hereof for all purposes, whether or not this Security be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

This Security is a Global Security and is subject to the provisions of the Indenture relating to Global Securities, including the limitations in Section 305 thereof on transfers and exchanges of Global Securities.

This Security and the Indenture shall be governed by and construed in accordance with the laws of the State of New York.

All terms used in this Security which are defined in the Indenture shall have the meanings assigned to them in the Indenture.